UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas	75080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously announced, on December 12, 2007, Lennox International Inc. (the “Company”) made a presentation to the investment community providing certain financial and operating information regarding the Company, including the Company’s strategy and outlook for 2007 and beyond. The Company also provided 2008 total company financial guidance which included:

•	Consolidated revenue growth of approximately 2 to 5 percent over 2007;

•	GAAP earnings per share in the range of $2.73 to $2.88, which represents an increase of 14 to 20 percent over expected 2007 GAAP earnings per share;

•
Excluding announced restructuring charges estimated to be $0.12 of earnings per share, total company adjusted earnings per share would be in the range of $2.85 to $3.00, which represents an increase of 16 to 22 percent over expected 2007 adjusted earnings per share;

•	Capital expenditures of approximately $90 million including significant investments in new products and low-cost production; and

•	Tax rate estimate of 36 to 37 percent.

Please see the presentation materials and the webcast for a complete discussion of the guidance provided. A copy of the presentation materials, as well as the webcast of the presentation, are available on the Company’s website at www.lennoxinternational.com.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include guidance, projections, forecasts, plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are on file with the Securities and Exchange Commission and may be obtained free of charge through the Web site maintained by the SEC at http:www.sec.gov. The factors discussed in these reports include, but are not limited to, the impact of higher raw material prices, the Company’s ability to implement price increases for its products and services and the impact of unfavorable weather and a decline in new construction activity on the demand for products and services. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: December 12, 2007

By: /s/ Kenneth C. Fernandez
Name: Kenneth C. Fernandez
Title: Associate General Counsel

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